Exhibit 99.1
Porch Group Reports Third Quarter 2025 Results
Results Exceed Expectations Driven by Insurance Services
SEATTLE, November 5, 2025 (BUSINESS WIRE) – Porch Group, Inc. (“Porch Group”, “Porch” or “the Company”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today reported third quarter results through September 30, 2025, that exceeded expectations. The Company correspondingly raised Gross Profit and Adjusted EBITDA guidance.
Porch generated for shareholders1 third quarter 2025 revenue of $115.1 million. Net income (loss) attributable to Porch was $(10.9) million, and Adjusted EBITDA was $20.6 million, an increase of $3.7 million compared to prior year2.
On January 2, 2025, the Porch Reciprocal Exchange (“Reciprocal”) was formed as an insurance entity owned by its policyholder-members and not by Porch. While Porch does not own the Reciprocal, it is consolidated for reporting purposes. This earnings release references results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. This earnings release also includes consolidated results which is Porch Shareholder Interest plus the Reciprocal Segment. The following table presents financial highlights for Porch Shareholder Interest1 and consolidated third quarter 2025 results ($ in millions).

	Three Months Ended September 30, 2025
	Insurance Services	Software & Data	Consumer Services	Corporate[3]	Porch Shareholder Interest [1]	Reciprocal	Eliminations	Consolidated
Revenue	$73.8	$24.6	$19.4	$(2.8)	$115.1	$51.9	$(48.9)	$118.1
Growth	n/a	7%	9%	n/a	n/a			n/a
Gross Profit	62.3	18.2	16.6	(2.8)	94.2	40.4	(47.7)	86.9
Growth[4]					53%			41%
Gross Margin	84%	74%	86%	n/a	82%			74%
Net income (loss)					(10.9)	9.9	—	(1.0)
Adjusted EBITDA (Loss)	25.3	5.1	2.5	(12.3)	20.6
Adjusted EBITDA (Loss) Margin[5]	34%	21%	13%	n/a	18%
Cash Flow from Operations[6]					$28.8	$12.0		$40.8
CEO Summary
“We’re proud to report another strong quarter—one in which we delivered Adjusted EBITDA of $20.6 million, generated $28.8 million of Porch Shareholder Interest Cash Flow from Operations, and importantly, further increased surplus combined with non-admitted assets to $412.0 million at the Reciprocal. We will continue to prioritize Reciprocal surplus generation through Q4, creating the capacity to scale premiums and profits rapidly in 2026 and beyond,” said Matt Ehrlichman, Chief Executive Officer, Chairman and Founder.
Third Quarter 2025 Operational Highlights
•Insurance Services top of the funnel activity reached strong levels across quoting activity and agency appointments.
•In Software and Data, we remain focused on product innovation, including a continuation of introducing new Home Factors to the market.
•In Consumer Services, partnership efforts are progressing nicely, while our warranty business experienced lower claims activity compared to the prior year.
•The Reciprocal is healthy with $412.0 million of surplus combined with non-admitted assets at the end of Q3 2025, an increase of $341.5 million from Q3 2024 and $112.8 million from Q2 2025.

(1) “Porch Shareholder Interest” includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions.
(2) Porch Shareholder Interest Adjusted EBITDA of $20.6 million in Q3 2025 increased $3.7 million compared to Q3 2024 consolidated Adjusted EBITDA of $16.9 million.
(3) Corporate includes corporate costs and eliminations relating to intersegment transactions for Revenue and Gross Profit.
(4) Porch Shareholder Interest Gross Profit of $94.2 million in Q3 2025 increased 53% or $32.5 million compared to Q3 2024 consolidated Gross Profit of $61.7 million.
(5) Adjusted EBITDA (Loss) Margin is calculated as Adjusted EBITDA (Loss) divided by Revenue.
(6) Cash Flow from Operations represents net cash provided by operating activities. See details in the unaudited Supplemental Cash Flow Information section of this release.

The following table presents the Company’s key performance indicators (“KPIs”). Definitions are on page 10 of this release.

Three Months Ended September 30,
2025
Insurance Services KPIs
Reciprocal Written Premium ("RWP") (in millions)	$137.5
Reciprocal Policies Written (in thousands)	47.7
RWP per Policy Written	$2,884
Software & Data KPIs
Average Number of Companies (in thousands)	23.8
Annualized Average Revenue per Company	$4,140
Consumer Services KPIs
Monetized Services (in thousands)	93.9
Average Revenue per Monetized Service	$206

Balance Sheet Information (unaudited)
The following table provides the components of cash and cash equivalents, restricted cash and cash equivalents, and investments of Porch Shareholder Interest.

(in millions)	September 30, 2025	December 31, 2024
Cash and cash equivalents of Porch Shareholder Interest	$73.4	$46.5
Short-term investments of Porch Shareholder Interest	11.6	1.6
Long-term investments of Porch Shareholder Interest	38.9	13.5
Unrestricted cash, cash equivalents, and investments of Porch Shareholder Interest	123.9	61.6
Restricted cash and cash equivalents of Porch Shareholder Interest	8.1	28.2
All cash, cash equivalents, investments, and restricted cash and cash equivalents of Porch Shareholder Interest	$132.1	$89.9

At September 30, 2025, Porch Shareholder Interest cash, cash equivalents, restricted cash and cash equivalents, and investments was $132.1 million. The increase from December 31, 2024, was driven by Porch Shareholder Interest Cash Flow from Operations of $70.9 million1, primarily from Adjusted EBITDA of $53.1 million and a $7.1 million receipt from the Vesttoo bankruptcy process. Porch used $68.0 million of cash to repurchase a portion of the 0.75% Convertible Senior Unsecured Notes due September 2026 (the “2026 Notes”) during the nine months ended September 30, 2025, including $51.0 million of cash proceeds from the issuance of the 9.00% Convertible Senior Unsecured Notes due May 2030 (the “2030 Notes”). Our Board of Directors authorized management to repurchase the remaining 2026 Notes in cash in the open market or through privately negotiated transactions. Porch also holds $106 million surplus notes from the Reciprocal, which are eliminated in consolidation. The Notes bear interest of SOFR +9.75%.

Porch does not own the Reciprocal, but it is consolidated for reporting purposes at this time. Therefore management’s focus is on generating Porch shareholder cash, cash equivalents, and investments for Porch Shareholder Interest, which is what Porch shareholders own.
As of September 30, 2025, outstanding principal for convertible debt was $475.1 million. This includes $134.0 million of the 2030 Notes, $333.3 million of the 6.75% Convertible Senior Secured Notes due October 2028 (the “2028 Notes”), and $7.8 million of the 2026 Notes.

(1) Porch Shareholder Interest Cash Flow from Operations is consistent with and also referred to as Porch Shareholder Interest Net Cash Provided by Operating Activities.

Porch Shareholder Interest Full Year 2025 Financial Outlook
Porch Group provides full year 2025 guidance based on current market conditions and expectations as of the date of this release.
Financial guidance represents Porch Shareholder Interest, the businesses owned by Porch1, following the formation of the Reciprocal and sale of HOA to the Reciprocal in January 2025. For the avoidance of doubt, guidance does not include the future results of the Reciprocal; while we consolidate their results into Porch GAAP financial statements at this time, the Reciprocal results will be excluded from guidance on Revenue, Gross Profit, Adjusted EBITDA and the associated margins.
Porch Shareholder Interest Full Year 2025 guidance is as follows:

Porch Shareholder Interest 2025 Guidance	Increase at the mid-point

Revenue[2] $410m to $420m (Previously: $405m to $425m)	---

Gross Profit[2] $335m to $340m (Previously: $328m to $342m)	$2.5m

Adjusted EBITDA[2] $70m (Previously: $65m to $70m)	$2.5m
(1)Results in this earnings release reference results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. These are the businesses which Porch owns.
(2)Porch Shareholder Interest Revenue, Gross Profit and Adjusted EBITDA are non-GAAP measures.

Porch Group is not providing reconciliations of Porch Shareholder Interest expected Revenue, Gross Profit or Adjusted EBITDA for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Conference Call
Porch Group management will host a conference call today November 5, 2025, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The call will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website at ir.porchgroup.com. A question-and-answer session will follow management’s prepared remarks.
All are invited to listen to the event by registering for the webinar, a replay of the webinar will also be available. See the Investor Relations section of the Porch Group’s corporate website at ir.porchgroup.com.

About Porch Group
Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch's strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

To learn more about Porch, visit ir.porchgroup.com.

Investor Relations Contact
IR@porch.com

Forward-Looking Statements
Certain statements in this release are considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our financial outlook and guidance, possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•expansion plans and opportunities, and managing growth, to build a consumer brand;
•the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes;
•economic conditions, especially those affecting the housing, insurance, and financial markets;
•expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
•existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;
•the structure, availability, and performance of Porch Reciprocal Exchange (the “Reciprocal”)’s and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control;
•the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain financial stability rating;
•uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiative, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal);
•the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange;

•our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal;

•reliance on strategic, proprietary relationships to provide us with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;
•the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;
•changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
•our ability to timely repay our outstanding indebtedness;
•the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;
•retaining and attracting skilled and experienced employees;

•costs related to being a public company; and
•other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2024 and in our subsequent reports filed with the Securities and Exchange Commission (“SEC”), as well as those discussed elsewhere in this earnings release, all of which are available on the SEC’s website at www.sec.gov.
We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described above and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, such as Adjusted EBITDA (Loss), Adjusted EBITDA (Loss) Margin, and certain amounts related to Porch Shareholder Interest.
Our management uses these non-GAAP financial measures as supplemental measures of our operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs. We believe that the use of these non-GAAP financial measures provides investors with useful information to evaluate our operating and financial performance and trends and in comparing our financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, our definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, we may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.
You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in our consolidated financial statements. We may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expenses are included or excluded in determining these non-GAAP financial measures.
You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. We are not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP. We are unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.

	Three Months Ended September 30, 2025
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Porch Shareholder Interest Subtotal (2)	Reciprocal Segment	Eliminations Related to Reciprocal Segment (3)	Consolidated
Revenue	$73,845	$24,635	$19,367	$—	$(2,773)	$115,074	$51,941	$(48,933)	$118,082
Cost of revenue	11,595	6,480	2,758	—	(1)	20,832	11,509	(1,206)	31,135
Gross Profit	62,250	18,155	16,609	—	(2,772)	94,242	40,432	(47,727)	86,947
Gross Margin	84%	74%	86%	—%	100%	82%	78%	98%	74%

Less: Operating expenses:
Selling and marketing	35,719	9,832	11,644	483	(2,772)	54,906	4,896	(29,622)	30,180
Product and technology	2,583	4,864	1,224	4,121	—	12,792	587	—	13,379
General and administrative	5,147	2,564	2,479	14,237	—	24,427	20,731	(18,105)	27,053
Operating income (loss)				(18,841)	—	2,117	14,218	—	16,335
Other expense (income)	(5,240)	(11)	(109)	17,174	—	11,814	1,181	—	12,995
Income (loss) before income taxes				(36,015)	—	(9,697)	13,037	—	3,340
Income tax benefit (provision)				(1,160)	—	(1,160)	(3,162)	—	(4,322)
Net income (loss)				$(37,175)	$—	$(10,857)	$9,875	$—	(982)
Less: Net income attributable to the Reciprocal									9,875
Net loss attributable to Porch									$(10,857)

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(37,175)		$(10,857)			$(982)
Less Reconciling items:
Net income attributable to the Reciprocal						—			9,875
Depreciation and amortization	(84)	(3,409)	(808)	(609)	—	(4,910)			(4,910)
Stock-based compensation expense	(1,183)	(593)	(422)	(4,983)	—	(7,181)			(7,181)
Gain (loss) on extinguishment of debt	—	—	—	361	—	361			361
Interest expense	—	—	—	(13,953)	—	(13,953)			(13,953)
Income tax provision	—	—	—	(1,160)	—	(1,160)			(1,160)
Mark-to-market gains (losses)	—	—	8	(3,917)	—	(3,909)			(3,909)
Other gains and losses	8	(220)	100	(619)	—	(731)			(731)
Adjusted EBITDA (Loss) (4)	$25,300	$5,128	$2,493	$(12,295)		$20,626			$20,626
______________________________________
(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Porch Shareholder Interest Subtotal” column represents non-GAAP measures that are used by management to evaluate performance. “Porch Shareholder Interest” includes the Insurance Services, Software & Data, and Consumer Services segments as well as Corporate expenses and applicable intercompany eliminations.
(3)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(4)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Porch Shareholder Interest Subtotal,” and “Consolidated” columns. See Adjusted EBITDA (Loss) sub-section for definition.

	Three Months Ended September 30, 2024
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Subtotal	Reciprocal Segment	Eliminations Related to Reciprocal Segment (2)	Consolidated
Revenue	$37,147	$23,127	$17,800	$—	$(382)	$77,692	$49,153	$(15,645)	$111,200
Cost of revenue	27,488	5,826	4,285	—	(22)	37,577	17,708	(5,802)	49,483
Gross Profit	9,659	17,301	13,515	—	(360)	40,115	31,445	(9,843)	61,717
Gross Margin	26%	75%	76%	—%	94%	52%	64%	63%	56%

Less: Operating expenses:
Selling and marketing	12,081	10,136	6,683	426	(251)	29,075	8,001	(9,843)	27,233
Product and technology	34	4,357	1,116	5,352	(109)	10,750	1,937	—	12,687
General and administrative	1,766	3,244	3,576	13,748	—	22,334	1,967	—	24,301
Operating income (loss)				(19,526)	—	(22,044)	19,540	—	(2,504)
Other expense (income)	(1,481)	2	(193)	(13,445)	—	(15,117)	(1,586)	—	(16,703)
Income (loss) before income taxes				(6,081)	—	(6,927)	21,126	—	14,199
Income tax benefit (provision)				183	—	183	—	—	183
Net income (loss)				$(5,898)	$—	$(6,744)	$21,126	$—	$14,382

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(5,898)		$(6,744)			$14,382
Less: Reconciling items:
Depreciation and amortization	(985)	(3,648)	(900)	(510)	—	(6,043)	(6)	—	(6,049)
Stock-based compensation expense	(272)	(1,194)	(539)	(4,730)	—	(6,735)	—	—	(6,735)
Gain (loss) on extinguishment of debt	—	—	—	22,545	—	22,545	—	—	22,545
Interest expense	—	(2)	36	(10,916)	—	(10,882)	(1,618)	1,855	(10,645)
Income tax provision	—	—	—	183	—	183	—	—	183
Mark-to-market gains (losses)	—	—	(143)	(998)	—	(1,141)	—	—	(1,141)
Recoveries of Losses on Reinsurance Contracts	—	—	—	350	—	350	—	—	350
Other gains and losses	(117)	(607)	24	1,208	—	508	286	(1,855)	(1,061)
Adjusted EBITDA (Loss) (3)	$(1,367)	$5,013	$3,855	$(13,030)		$(5,529)			$16,935
______________________________________
(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(3)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Subtotal,” and “Consolidated” columns. See Adjusted EBITDA (Loss) sub-section for definition.

Adjusted EBITDA (Loss)
We define Adjusted EBITDA (Loss) as net income (loss) adjusted for net income (loss) attributable to the Reciprocal; interest expense; income taxes; depreciation and amortization; gain or loss on extinguishment of debt; other expense; other income; impairments of intangible assets and goodwill; gain or loss on reinsurance contract; impairments of property, equipment, and software; stock-based compensation expense; mark-to-market gains or losses recognized on changes in the value of contingent consideration arrangements, unexercised warrants, and derivatives; restructuring and other costs; acquisition and other transaction costs; and non-cash bonus expense. Adjusted EBITDA (Loss) Margin is defined as Adjusted EBITDA (Loss) divided by total revenue.
The following table reconciles Net income (loss) to Adjusted EBITDA (Loss) and Net income (loss) as a percentage of revenue to Adjusted EBITDA (Loss) Margin for the periods presented (dollar amounts in thousands):

	Three Months Ended September 30,
	2025		2024
	Amount	Margin	Amount	Margin
Net income (loss)	$(982)	(1)%	$14,382	13%
Net loss (income) attributable to the Reciprocal	(9,875)	(8)%	—	—%
Interest expense	13,953	12%	10,645	10%
Income tax provision (benefit)	1,160	1%	(183)	—%
Depreciation and amortization	4,910	4%	6,049	5%
Gain on extinguishment of debt	(361)	—%	(22,545)	(20)%
Other income, net	(118)	—%	(773)	(1)%
Loss (gain) on reinsurance contract	—	—%	(285)	—%
Stock-based compensation expense	7,181	6%	6,735	6%
Mark-to-market losses (gains)	3,909	3%	1,140	1%
Restructuring and other costs	837	1%	1,668	2%
Acquisition and other transaction costs	12	—%	102	—%
Adjusted EBITDA (Loss)	$20,626	17%	$16,935	15%

The impact of corporate expenses on Adjusted EBITDA (Loss) is also a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the nearest GAAP measure are included in the preceding tables.
Porch Shareholder Interest
Certain amounts related to Porch Shareholder Interest are non-GAAP financial measures. We define Porch Shareholder Interest as the Insurance Services, Software & Data, and Consumer Services segments, together with corporate expenses.
The operating results of these segments comprise “Net income (loss) attributable to Porch” in our unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the tables within this section:
•Porch Shareholder Interest Adjusted EBITDA (Loss)
•Porch Shareholder Interest Cost of Revenue
•Porch Shareholder Interest Depreciation and Amortization
•Porch Shareholder Interest General and Administrative
•Porch Shareholder Interest Gross Margin
•Porch Shareholder Interest Gross Profit
•Porch Shareholder Interest Income (Loss) Before Income Taxes
•Porch Shareholder Interest Income Tax Benefit (Provision)
•Porch Shareholder Interest Interest Expense
•Porch Shareholder Interest Mark-to-Market Losses (Gains)

•Porch Shareholder Interest Operating Income (Loss)
•Porch Shareholder Interest Other Expense (Income)
•Porch Shareholder Interest Other Gains and Losses
•Porch Shareholder Interest Product and Technology
•Porch Shareholder Interest Revenue
•Porch Shareholder Interest Selling and Marketing
•Porch Shareholder Interest Stock-based Compensation Expense

Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the Supplemental Cash Flow Information section.
•Porch Shareholder Interest net cash provided by (used in) financing activities
•Porch Shareholder Interest net cash provided by (used in) investing activities
•Porch Shareholder Interest net cash provided by (used in) operating activities

Key Performance Indicators
In the management of these businesses, we identify, measure and evaluate various operating metrics. The key performance measures and operating metrics used in managing the businesses are discussed below. These key performance measures and operating metrics are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies.
Insurance Services
Reciprocal Written Premium (“RWP”) — We define RWP as the total premium written by the Reciprocal for the face value of one year’s premium gross of cancellations, plus surplus contributions and policy fees, and before deductions for reinsurance in the period. RWP excludes the impact of cancellations and premiums ceded to reinsurers and includes surplus contributions and policy fees, and, therefore, should not be used as a substitute for revenue. We use RWP to manage the business because we believe it represents the business volume generated by associated customer acquisition activities and is reflective of the competitive market position when evaluated on a per written policy basis and is a key driver of both Porch and the Reciprocal’s growth and profit opportunities.
Reciprocal Policies Written — We define Reciprocal Policies Written as the number of new and renewal insurance policies written during the period by the Reciprocal Segment.
RWP per Policy Written — We define RWP per Policy Written as the RWP in the period, which is reflective of the total amount a policyholder is expected to pay, divided by the Reciprocal Policies Written in the period.
Software & Data
Average Number of Companies — We define Average Number of Companies as the straight-line average of the number of companies as of the end of period compared with the beginning of period across all of our Software & Data segment. This only includes the number of companies in our Software & Data segment.
Annualized Average Revenue per Company — We define Annualized Average Revenue per Company as the revenue generated across the Software & Data segment in the period over the Average Number of Companies in the period, which is then annualized (for example, for a given quarter, multiplied by 4).
Consumer Services
Monetized Services — We define Monetized Services as the total number of services from which we generated revenue, including, but not limited to, new and renewing warranty policies, completed moving jobs, sold security, TV/Internet or other home projects, measured over the period. This only includes services from Consumer Services segment and does not include insurance policies sold.
Average Revenue per Monetized Service — We define Average Revenue per Monetized Service as total Consumer Services segment revenue generated in the period over the number of Monetized Services.

Change in Key Performance Indicator
Effective beginning with the quarter ended September 30, 2025, we have updated the definition of an operational metric, RWP, to include surplus contributions to the Reciprocal and policy fees. Management believes the revised definition reflects the total amount the policyholder is expected to pay and provides better insight to management. The primary reason for the change is the anticipated launch of the Porch Insurance product, where policyholders will pay a 10% surplus contribution in addition to traditional premium and fees. The updated definition ensures RWP aligns the operating metric with the full economic payment expected from the policyholder. The change in calculation methodology and updated definition did not result in a significant or material difference to the reported figures as compared to the definition utilized in prior quarters.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(all numbers in thousands)

		September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents		$73,433	$167,643
Accounts receivable, net		13,222	19,106
Short-term investments		11,607	24,099
Reinsurance balance due		—	92,303
Prepaid expenses and other current assets		9,912	32,837
Restricted cash and cash equivalents		8,128	29,139
Total current assets		116,302	365,127
Property, equipment, and software, net		28,399	22,542
Goodwill		191,907	191,907
Long-term investments		38,895	158,652
Intangible assets, net		32,200	68,746
Other assets		6,839	6,994
Assets of Reciprocal:	(1)
Cash and cash equivalents, including restricted		111,235	—
Accounts receivable, net		7,243	—
Short-term investments		3,767	—
Reinsurance balance due		36,104	—
Prepaid expenses and other current assets		16,484	—
Intangible assets, net		24,282	—
Long-term investments		174,089	—
Total assets		$787,746	$813,968
____________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited) - Continued
(all numbers in thousands)

		September 30, 2025	December 31, 2024
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable		$4,593	$4,538
Accrued expenses and other current liabilities		56,961	41,245
Deferred revenue		4,540	248,669
Refundable customer deposits		13,284	12,629
Current debt		7,762	150
Losses and loss adjustment expense reserves		—	67,785
Other insurance liabilities, current		—	39,140
Total current liabilities		87,140	414,156
Long-term debt		379,368	403,788
Other liabilities		14,777	39,249
Liabilities of Reciprocal:	(1)
Accounts payable and other current liabilities		7,767	—
Deferred revenue		203,542	—
Losses and loss adjustment expense reserves		57,061	—
Other insurance liabilities, current		26,715	—
Other liabilities		889	—
Total liabilities		777,259	857,193

Stockholders' equity (deficit)
Common stock, $0.0001 par value per share:		10	10
Additional paid-in capital		616,511	717,066
Accumulated other comprehensive income (loss)		350	(5,446)
Accumulated deficit		(644,790)	(754,855)
Porch stockholders' deficit		(27,919)	(43,225)
Noncontrolling interest related to the Reciprocal		38,406	—
Total stockholders' equity (deficit)		10,487	(43,225)

Total liabilities and stockholders' equity (deficit)		$787,746	$813,968
______________________________________
(1)The Reciprocal is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(all numbers in thousands except per share amounts)

	Three Months Ended September 30,
	2025	2024
Revenue	$118,082	$111,200
Cost of revenue	31,135	49,483
Gross profit	86,947	61,717
Operating expenses:
Selling and marketing	30,180	27,233
Product and technology	13,379	12,687
General and administrative	27,053	24,301
Total operating expenses	70,612	64,221
Operating income (loss)	16,335	(2,504)
Other income (expense):
Interest expense	(13,963)	(10,645)
Change in fair value of private warrant liability	(5,702)	50
Change in fair value of derivatives	1,785	(1,048)
Gain on extinguishment of debt	361	22,545
Investment income and realized gains and losses, net of investment expenses	2,989	3,787
Other income, net	1,535	2,014
Total other income (expense)	(12,995)	16,703
Income (loss) before income taxes	3,340	14,199
Income tax provision	(4,322)	183
Net income (loss)	(982)	14,382
Less: Net income attributable to the Reciprocal	9,875	—
Net income (loss) attributable to Porch	$(10,857)	$14,382

Earnings Per Share - Basic
Net income (loss) attributable to Porch per share - basic	$(0.10)	$0.14
Weighted average shares outstanding used to compute net income (loss) attributable to Porch per share - basic	104,301	100,430

Earnings Per Share - Diluted
Net income (loss) attributable to Porch per share - diluted	$(0.10)	$0.12
Weighted average shares outstanding used to compute net income (loss) attributable to Porch per share - diluted	104,301	124,033
The following tables summarizes Porch Shareholder Interest results.

		Three Months Ended September 30,
		2025	2024	Change
Porch Shareholder Interest Revenue	(1)	$115,074	$77,692	$37,382
Porch Shareholder Interest Gross Profit	(1)	94,242	40,115	54,127
Porch Shareholder Interest Adjusted EBITDA (Loss)	(1)	20,626	(5,529)	26,155
______________________________________
(1)Porch Shareholder Interest Revenue, Gross Profit, and Adjusted EBITDA (Loss) are non-GAAP measures. For the three months ended September 30, 2025, Porch Shareholder Interest Adjusted EBITDA (Loss) is equivalent to total Adjusted EBITDA (Loss) for consolidated Porch, as Porch no longer owns HOA following its sale to the Reciprocal on January 1, 2025. See Non-GAAP Financial Measures section.

PORCH GROUP, INC.
Supplemental Cash Flow Information (Unaudited)
(all numbers in thousands)

The following table provides further detail of cash flows of Porch Group and cash flows of the Reciprocal Segment for the three and nine months ended September 30, 2025.

Three Months Ended September 30, 2025	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$40,827	$11,982	$—	$28,845

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(3,848)	—	—	(3,848)
Maturities, sales, (purchases) of investments, net	(21,511)	(4,142)	—	(17,369)
Proceeds from sale of business	1,217	—	—	1,217
Net cash provided by (used in) investing activities	(24,142)	(4,142)	—	(20,000)

Cash flows from financing activities:
Repayments of principal	(12,306)	—	—	(12,306)
Other financing activities	524	—	—	524
Net cash provided by (used in) financing activities	(11,782)	—	—	(11,782)

Net change in cash and cash equivalents & restricted cash and cash equivalents	4,903	7,840	—	(2,937)
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	187,893	103,395	—	84,498
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$192,796	$111,235	$—	$81,561

Supplemental disclosures
Cash received (paid) for interest on intercompany surplus notes	$—	$(9,181)	$—	$9,181

Nine Months Ended September 30, 2025	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$65,218	$(5,696)	$—	$70,914

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(10,875)	(6)	—	(10,869)
Maturities, sales, (purchases) of investments, net	(39,753)	(5,075)	—	(34,678)
Proceeds from sale of business	1,217	—	—	1,217
Issuance of surplus note to Reciprocal	—	—	46,813	(46,813)
Sale of HOA to the Reciprocal	—	(46,813)	—	46,813
Net cash provided by (used in) investing activities	(49,411)	(51,894)	46,813	(44,330)

Cash flows from financing activities:
Proceeds from surplus note with Porch	—	46,813	(46,813)	—
Proceeds from debt issuance	51,000	—	—	51,000
Repayments of principal	(68,164)	—	—	(68,164)
Other financing activities	(2,629)	—	—	(2,629)
Net cash provided by (used in) financing activities	(19,793)	46,813	(46,813)	(19,793)

Net change in cash and cash equivalents & restricted cash and cash equivalents	(3,986)	(10,777)	—	6,791
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	196,782	122,012	—	74,770
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$192,796	$111,235	$—	$81,561

Supplemental disclosures
Cash received (paid) for interest on intercompany surplus notes	$—	$(9,181)	$—	$9,181